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                                                                    EXHIBIT 24.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2001 (except for Note 16, as to which the date is April 12, 2001) relating to the consolidated financial statements and financial statement schedule of Clean Harbors, Inc. (the "Company") and subsidiaries, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.



                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
June 21, 2001